Exhibit 99.1

Date: January 28, 2014	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, January 28, 2014 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended December 31, 2013. Revenues for the quarter ended December 31, 2013 were a record $121 million, a 13% increase over the $107 million in revenue in the quarter ended December 31, 2012. Earnings per share for the quarter ended December 31, 2013 were $0.41, a 56% increase over earnings per share of $0.26 for the same quarter of the prior year.

Revenues for the nine months ended December 31, 2013 were a record $359 million, a 13% increase over the $317 million in revenue in the nine months ended December 31, 2012. Earnings per share for the nine months ended December 31, 2013 were a record $1.22, a 44% increase over earnings per share of $0.84 for the same period of the prior year.

Revenue growth for the quarter was driven by a 12% increase in the Company’s Patient Management service line and a 13% increase in its Network Solutions service line. Patient Management services include traditional medical case management and claims administration services. Revenue from claims administration services continues to grow at a rate in excess of 20%.

The December quarter included expenses to expand CorVel’s hospital line item bill review service it recently introduced to the health market. The Company has a proprietary database of in-patient pricing information which provides unique reviews for hospital reimbursement. CorVel is expanding the infrastructure to support this business including office space, recruiting and labor.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 and the Company’s Quarterly Report on Form 10Q for the quarters ended June 30, 2013 and September 30, 2013. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement (unaudited)

Quarters ended December 31, 2012 and December 31, 2013

Quarter Ended December 31	December 31, 2012	December 31, 2013
Revenues	107,287,000	121,098,000
Cost of revenues	85,553,000	93,392,000

Gross profit	21,734,000	27,706,000

General and administrative	11,710,000	13,204,000

Income from operations	10,024,000	14,502,000

Income tax expense	4,100,000	5,727,000

Net income	5,924,000	8,775,000

Earnings Per Share:
Basic	$0.27	$0.42
Diluted	$0.26	$0.41
Weighted Shares
Basic	22,234,000	20,936,000
Diluted	22,426,000	21,256,000

Nine months ended December 31	December 31, 2012	December 31, 2013
Revenues	317,351,000	358,570,000
Cost of revenues	249,600,000	276,626,000

Gross profit	67,751,000	81,944,000

General and administrative	35,866,000	38,270,000

Income from operations	31,885,000	43,674,000

Income tax expense	12,735,000	17,615,000

Net income	19,150,000	26,059,000

Earnings Per Share:
Basic	$0.85	$1.23
Diluted	$0.84	$1.22
Weighted Shares
Basic	22,466,000	21,157,000
Diluted	22,676,000	21,406,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet (unaudited)

March 31, 2013 and December 31, 2013

	March 31, 2013	December 31, 2013
Cash	19,822,000	32,746,000
Customer deposits	10,107,000	10,710,000
Accounts receivable, net	49,105,000	55,391,000
Prepaid expenses and taxes	7,418,000	5,146,000
Deferred income taxes	6,448,000	7,091,000
Property, net	46,584,000	49,671,000
Goodwill and other assets	42,898,000	42,136,000

Total	182,382,000	202,891,000

Accounts and taxes payable	13,587,000	18,650,000
Accrued liabilities	39,168,000	47,019,000
Deferred tax liability	18,225,000	18,225,000
Paid in capital	110,927,000	116,438,000
Treasury stock	-301,301,000	-325,276,000
Retained earnings	301,776,000	327,835,000

Total	182,382,000	202,891,000